UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2019

MITEK SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2019, the Board of Directors (the “Board”) of Mitek Systems, Inc. (the “Company”), based upon the recommendation of the Compensation Committee of the Board, approved the Company’s executive bonus program for the fiscal year ending September 30, 2020 (the “2020 Plan”). Pursuant to the terms of the 2020 Plan, certain of the Company’s executives will be eligible to receive cash bonuses based upon the achievement of certain corporate and individual performance goals during the 2020 fiscal year. These bonuses are designed to attract, motivate, retain and reward the Company’s executives.
Under the 2020 Plan, our Chief Executive Officer has a bonus target at plan equal to 100% of his annualized salary; our Chief Financial Officer has a bonus target at plan equal to 60% of his annualized salary; our Chief Technical Officer has a bonus target at plan of 60% of his annualized salary; and our Chief Legal Officer / General Counsel has a bonus target at plan of 50% of his annualized salary. The bonus target for the Chief Executive Officer is based upon achievement of two financial metrics (revenue and Non-GAAP operating income). Up to 80% of the bonus target for the other executives is based upon achievement of two financial metrics (revenue and non-GAAP operating income) and the remaining 20% of the bonus target is based upon achievement of certain individual performance goals. The maximum bonus payable to these individuals is 200% of their respective bonus targets.
Under the 2020 Plan, our General Manager (“GM”) has an annual bonus target at plan equal to 50% of his annualized salary. Up to 87.5% of the bonus target is based upon achievement of certain financial metrics (revenue and non-GAAP operating income) and the remaining 12.5% of the bonus target is based upon achievement of certain individual performance goals. The maximum bonus payable to the GM is 200% of his bonus target.
The foregoing description is intended only as a summary of the material terms of the 2020 Plan and is qualified in its entirety by reference to the text of the 2020 Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
On December 13, 2019, the Board authorized and approved a share repurchase program for up to $10 million of the currently outstanding shares of the Company’s common stock, par value $0.001 (“Common Stock”). The share repurchase program is effective immediately and will expire December 16, 2020. The purchases under the share repurchase program may be made from time to time in the open market, through block trades, 10b5-1 trading plans, privately negotiated transactions or otherwise, in each case, in accordance with applicable laws, rules and regulations. The timing and actual number of the shares repurchased will depend on a variety of factors including price, market conditions and corporate and regulatory requirements. The Company intends to fund the share repurchases from cash on hand. The share repurchase program does not commit the Company to repurchase shares of its Common Stock and it may be amended, suspended or discontinued at any time.
A copy of the Company’s press release announcing these matters is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
10.1	Mitek Systems, Inc. Executive Bonus Program Fiscal 2020
99.1	Press Release issued on December 19, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

December 19, 2019	By:	/s/ Jason Gray
Jason Gray
Chief Legal Officer

Exhibit Index

Exhibit Number	Description
10.1	Mitek Systems, Inc. Executive Bonus Program Fiscal 2020
99.1	Press Release issued on December 19, 2019